UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 25, 2007
SPHERION CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11997	36-3536544

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
2050 Spectrum Boulevard
Fort Lauderdale, Florida 33309

(Address, including zip code, of Principal Executive Offices)
Registrant’s telephone number, including area code: (954) 308-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.
     On June 25, 2007, Spherion Corporation (the “Company”) concluded the sale of its outplacement consulting business to IMPACT Group. The sale will result in a pre-tax loss of approximately $5.3 million, of which $4.5 million is non-cash and predominantly comprised of a goodwill write off related to the business sold. The loss resulting from the sale will be reported in discontinued operations. The outplacement business generated revenues of $10.3 million in 2006 and pre-tax income of $0.4 million. In the first quarter of 2007, revenues for this business were $2.6 million, with pre-tax income of less than $0.1 million.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPHERION CORPORATION
Date: June 26, 2007	By:	/s/ Mark W. Smith
Senior Vice President & Chief Financial Officer